Exhibit 99.1

NEWS RELEASE

NETGEAR, INC.

NETGEAR® REPORTS THIRD QUARTER 2007 RESULTS

    Third quarter 2007 net revenue increased to $191.7 million, 26% year-over-year growth
    Third quarter 2007 non-GAAP net income increased to $16.0 million, as compared to $11.9 million in the comparable prior year quarter, 34% year-over-year-growth
    Third quarter 2007 non-GAAP diluted earnings per share of $0.44, as compared to $0.35 in the prior year quarter, 26% year-over-year growth
    Company expects fourth quarter 2007 net revenue to be in the range of $195 million to $200 million, with non-GAAP operating margin in the range of 11% to 12%

SANTA CLARA, California - October 25, 2007 - NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the third quarter ended September 30, 2007.

Net revenue for the third quarter ended September 30, 2007 was $191.7 million, a 26% increase as compared to $151.6 million for the third quarter ended October 1, 2006, and an increase of 17% as compared to $164.3 million in the second quarter ended July 1, 2007. Net income, computed in accordance with GAAP, for the third quarter of 2007 was $13.3 million, or $0.37 per diluted share. This net income was an increase of 66% compared to net income of $8.0 million for the third quarter of 2006 and an increase of 118 % compared to net income of $6.1 million in the second quarter of 2007. Diluted earnings per share, computed in accordance with GAAP, was $0.23 for the third quarter of 2006 and $0.17 for the second quarter of 2007.

Gross margin on a non-GAAP basis in the third quarter of 2007 was 34.0%, as compared to 33.5% in the year ago comparable quarter, and 35.5% in the second quarter of 2007. Non-GAAP operating margin was 11.7% in the third quarter of 2007, as compared to 11.9% in the third quarter of 2006, and 11.2% in the second quarter of 2007. In the third quarter of 2007, non-GAAP operating expenses were 22.3% of net revenue, as compared to 21.6% in the year ago comparable quarter, and 24.2% in the prior quarter.

Net income on a non-GAAP basis for the third quarter of 2007 was $16.0 million, a 34% increase compared to non-GAAP net income of $11.9 million for the third quarter of 2006, and a 17% increase compared to non-GAAP net income of $13.7 million for the second quarter of 2007. Non-GAAP net income was $0.44 per diluted share in the third quarter of 2007, compared to $0.35 per diluted share in the third quarter of 2006 and $0.38 per diluted share in the second quarter of 2007. Non-GAAP net income for the third quarter of 2007 excludes $811,000 of adjustments related to amortization of purchased intangibles and acquisition related retention bonuses, net of taxes, related to our recent acquisitions. Non-GAAP net income for the third quarter of 2007 also excludes non-cash, stock-based compensation, net of tax, of $1.8 million and $124,000 in litigation reserves, net of tax. Non-GAAP net income for the third quarter of 2006 excludes $3.0 million of adjustments related to amortization of purchased intangibles, in-process research and development, as well as acquisition related retention bonuses, net of taxes. Non-GAAP net income for the third quarter of 2006 also excludes non-cash, stock-based compensation, net of tax of $910,000. Non-GAAP net income for the second quarter of 2007 excludes $4.6 million of adjustments related to amortization of purchased intangibles and in-process research and development, $814,000 of impact to cost of sales from purchase accounting adjustments to inventory and $179,000 in acquisition related retention bonuses, net of taxes, related to our recent acquisitions. Non-GAAP net income for the second quarter of 2007 also excludes non-cash, stock-based compensation, net of tax, of $1.9 million. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "This was another strong quarter for us. Revenue growth was ahead of our prior guidance led by robust back-to-school sales in North America, and strong demand in EMEA (Europe, Middle East and Africa) and Asia Pacific regions. Broadband penetration continues to increase at a steady pace worldwide among both homes and small businesses. Response has been very encouraging for our recently launched NETGEAR branded ReadyNAS™ line, making it one of the fastest ramping new products in our history. ReadyNAS is paralleling the initial rapid growth rate of our ProSafe® Smart Switches and RangeMax routers, which have been solid contributors for the past 3 years. We introduced an additional 10 new products in the quarter, including 2 new configurations in our ReadyNAS line. Net revenue from service providers in the third quarter was approximately 22% of total net revenue as compared to 24% in the second quarter of 2007, and 23% in the third quarter of 2006."

Christine Gorjanc, Chief Accounting Officer of NETGEAR, said, "We ended the third quarter of 2007 with net inventory at $79.3 million, compared to $85.6 million at the end of the second quarter 2007, and $77.8 million at the end of the third quarter of 2006. Ending inventory turns were 6.5, compared to 5.1 at the end of the second quarter of 2007, and 5.2 at the end of the third quarter of 2006. Days sales outstanding (DSO) were 66 in the third quarter of 2007, compared to 75 days in the second quarter of 2007 and 71 days in the third quarter of 2006. Cash, cash equivalents and short-term investments were $177.2 million at the end of the third quarter of 2007, compared to $155.8 million at the end of the second quarter of 2007, and $151.1 million at the end of the third quarter of 2006. Deferred revenue decreased to $7.8 million at the end of the third quarter of 2007, compared to deferred revenue of $12.5 million at the end of the third quarter of 2006, and $8.7 million at the end of the second quarter of 2007."

The U.S. retail channel inventory ended the third quarter of 2007 at 8.8 weeks, compared to 10.6 weeks in the third quarter of 2006, and 11.3 weeks in the second quarter of 2007. U.S. distribution channel inventory ended the third quarter of 2007 at 4.2 weeks, compared to 6.3 weeks in the third quarter of 2006, and 5.2 weeks in the second quarter of 2007. European distribution channel inventory ended the third quarter of 2007 at approximately 4.9 weeks, compared to approximately 3.8 weeks in the third quarter of 2006, and 4.8 weeks in the second quarter of 2007. Asia Pacific distribution channel inventory ended the third quarter of 2007 at approximately 4.7 weeks, compared to approximately 4.3 weeks in the third quarter of 2006, and 4.6 weeks in the second quarter of 2007.

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:
	Three months ended
	September 30, 2007		October 1, 2006		July 1, 2007
North America	$76,357	40%	$56,119	37%	$61,787	38%
Europe, Middle-East and Africa	$95,549	50%	$81,640	54%	$85,155	52%
Asia Pacific	$19,775	10%	$13,812	9%	$17,333	10%
	$191,681	100%	$151,571	100%	$164,275	100%

Looking forward, Mr. Lo added, "Our focus remains on executing our strategy, which is continuous growth through the expansion in product line-up, channel penetration, and entry into new geographic markets. In NETGEAR's case, our attractive industrial design, ease of installation, superior performance, and compatibility with popular devices continue to give us a competitive edge. We believe our competitive edge has helped us gain share in the U.S., while further expanding our leadership in the EMEA region and propelling our growth in Asia Pacific. We expect the seasonally strong fourth quarter net revenue to be approximately $195 million to $200 million, with non-GAAP operating margin in the range of 11% to 12%. Finally, we expect the non-GAAP effective tax rate to be approximately 38.0%."

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter 2007 results and discuss management's expectations for the fourth quarter of 2007 today, Thursday, October 25, 2007 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8470. A live webcast of the conference call will be available on NETGEAR's website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, November 1, 2007 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 257788.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at http://www.netgear.com or call (408) 907-8000.

© 2007 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ProSafe and ReadyNAS are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Maximum wireless signal rate derived from IEEE Standard 802.11 specifications. Actual data throughput will vary. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Contact:
David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 27 through 37, in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2007, filed with the Securities and Exchange Commission on August 10, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

- Tables Attached -

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006

Net revenue	$ 191,681	$ 151,571	$ 529,528	$ 409,568
Cost of revenue	127,903	101,013	349,766	269,085
Gross profit	63,778	50,558	179,762	140,483

Operating expenses:
Research and development	7,816	4,675	20,881	13,196
Sales and marketing	30,509	23,522	86,756	66,944
General and administrative	6,781	5,762	20,643	15,176
In-process research and development	-	2,900	4,100	2,900
Litigation reserves	202	-	202	-

Total operating expenses	45,308	36,859	132,582	98,216
Income from operations	18,470	13,699	47,180	42,267
Interest income	1,860	1,676	6,424	5,017
Other income (expense)	1,732	(315)	3,152	606
Income before income taxes	22,062	15,060	56,756	47,890
Provision for income taxes	8,796	7,080	23,336	20,207
Net income	$ 13,266	$ 7,980	$ 33,420	$ 27,683

Net income per share:
Basic	$ 0.38	$ 0.24	$ 0.96	$ 0.83
Diluted	$ 0.37	$ 0.23	$ 0.94	$ 0.81

Weighted average shares outstanding used to compute net income per share:
Basic	35,045	33,443	34,679	33,246
Diluted	35,955	34,466	35,742	34,354

Stock-based compensation expense was allocated as follows:
Cost of revenue	$ 160	$ 118	$ 448	$ 311
Research and development	694	331	1,692	725
Sales and marketing	781	359	2,319	955
General and administrative	731	443	2,098	1,096

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, in-process research and development, acquisition related retention bonuses, impact to cost of sales from purchase accounting adjustments to inventory, litigation reserves and stock-based compensation, net of tax.

(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006

Net revenue	$ 191,681	$ 151,571	$ 529,528	$ 409,568
Cost of revenue	126,560	100,845	345,920	268,724
Gross profit	65,121	50,726	183,608	140,844

Operating expenses:
Research and development	6,987	4,188	18,470	12,315
Sales and marketing	29,728	23,163	84,437	65,989
General and administrative	6,050	5,319	18,545	14,080
In-process research and development	-	-	-	-
Litigation reserves	-	-	-	-

Total operating expenses	42,765	32,670	121,452	92,384
Income from operations	22,356	18,056	62,156	48,460
Interest income	1,860	1,676	6,424	5,017
Other income (expense)	1,732	(315)	3,152	606
Income before income taxes	25,948	19,417	71,732	54,083
Provision for income taxes	9,960	7,499	26,464	21,168
Net income	$ 15,988	$ 11,918	$ 45,268	$ 32,915

Net income per share:
Basic	$ 0.46	$ 0.36	$ 1.31	$ 0.99
Diluted	$ 0.44	$ 0.35	$ 1.27	$ 0.96

Weighted average shares outstanding used to compute net income per share:
Basic	35,045	33,443	34,679	33,246
Diluted	35,955	34,466	35,742	34,354

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30, 2007			September 30, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net revenue	$ 191,681	$ -	$ 191,681	$ 529,528	$ -	$ 529,528
Cost of revenue	127,903	1,343	126,560	349,766	3,846	345,920
Gross profit	63,778	(1,343)	65,121	179,762	(3,846)	183,608

Operating expenses:
Research and development	7,816	829	6,987	20,881	2,411	18,470
Sales and marketing	30,509	781	29,728	86,756	2,319	84,437
General and administrative	6,781	731	6,050	20,643	2,098	18,545
In-process research and development	-	-	-	4,100	4,100	-
Litigation reserves	202	202	-	202	202	-

Total operating expenses	45,308	2,543	42,765	132,582	11,130	121,452
Income from operations	18,470	(3,886)	22,356	47,180	(14,976)	62,156
Interest income	1,860	-	1,860	6,424	-	6,424
Other income	1,732	-	1,732	3,152	-	3,152
Income before income taxes	22,062	(3,886)	25,948	56,756	(14,976)	71,732
Provision for income taxes	8,796	(1,164)	9,960	23,336	(3,128)	26,464
Net income	$ 13,266	$ (2,722)	$ 15,988	$ 33,420	$(11,848)	$ 45,268

Net income per share:
Basic	$ 0.38		$ 0.46	$ 0.96		$ 1.31
Diluted	$ 0.37		$ 0.44	$ 0.94		$ 1.27

Weighted average shares outstanding used to compute net income per share:
Basic	35,045		35,045	34,679		34,679
Diluted	35,955		35,955	35,742		35,742

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 1, 2006			October 1, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net revenue	$ 151,571	$ -	$ 151,571	$ 409,568	$ -	$ 409,568
Cost of revenue	101,013	168	100,845	269,085	361	268,724
Gross profit	50,558	(168)	50,726	140,483	(361)	140,844

Operating expenses:
Research and development	4,675	487	4,188	13,196	881	12,315
Sales and marketing	23,522	359	23,163	66,944	955	65,989
General and administrative	5,762	443	5,319	15,176	1,096	14,080
In-process research and development	2,900	2,900	-	2,900	2,900	-
Litigation reserves	-	-	-	-	-	-

Total operating expenses	36,859	4,189	32,670	98,216	5,832	92,384
Income from operations	13,699	(4,357)	18,056	42,267	(6,193)	48,460
Interest income	1,676	-	1,676	5,017	-	5,017
Other income (expense)	(315)	-	(315)	606	-	606
Income before income taxes	15,060	(4,357)	19,417	47,890	(6,193)	54,083
Provision for income taxes	7,080	(419)	7,499	20,207	(961)	21,168
Net income	$ 7,980	$ (3,938)	$ 11,918	$ 27,683	$ (5,232)	$ 32,915

Net income per share:
Basic	$ 0.24		$ 0.36	$ 0.83		$ 0.99
Diluted	$ 0.23		$ 0.35	$ 0.81		$ 0.96

Weighted average shares outstanding used to compute net income per share:
Basic	33,443		33,443	33,246		33,246
Diluted	34,466		34,466	34,354		34,354

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$ 99,912	$ 87,736
Short-term investments	77,330	109,729
Accounts receivable, net	139,968	119,601
Inventories	79,307	77,932
Deferred income taxes	12,820	13,415
Prepaid expenses and other current assets	21,744	15,946
Total current assets	431,081	424,359
Property and equipment, net	9,455	6,568
Intangibles, net	17,503	975
Goodwill	41,962	3,800
Other non-current assets	44	2,202
Total assets	$ 500,045	$ 437,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 33,329	$ 39,818
Accrued employee compensation	13,840	11,803
Other accrued liabilities	78,159	75,909
Deferred revenue	7,755	8,215
Income taxes payable	-	7,737
Total current liabilities	133,083	143,482
Deferred income tax liability	4,726	-
Non-current income taxes payable	7,802	-
Total liabilities	145,611	143,482
Stockholders' equity:
Common stock	34	33
Additional paid-in capital	247,779	221,487
Cumulative other comprehensive gain (loss)	127	(5)
Retained earnings	106,494	72,907
Total stockholders' equity	354,434	294,422
Total liabilities and stockholders' equity	$ 500,045	$ 437,904